Electronically transmitted to the Securities and Exchange Commission on December 19, 2003

Registration No. 333-110307

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAKEMUSIC! INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1716250
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

6210 Bury Drive
Eden Prairie, Minnesota 55346
(952) 937-9611
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Philip Sean Lafleur
Chief Executive Officer
MakeMusic! Inc.
6210 Bury Drive
Eden Prairie, Minnesota 55346
(952) 937-9611

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Melodie R. Rose, Esq.
Fredrikson & Byron, P.A.
200 South Sixth Street
Minneapolis, Minnesota 55402
(612) 492-7000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being offered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount	Offering Price per	Aggregate Offering	Amount of Registration
Title of Securities to be Registered	to be Registered	Share	Price	Fee(1)

Common Stock to be Offered by Selling Shareholders	2,327,687	$2.55	$5,935,602	$480.19

(1) Previously paid in connection with the preliminary filing of this Registration Statement No. 333-110307.

     The registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

     This Pre-Effective Amendment No. 2 is being filed to amend the Exhibit Index following the Signatures. The Registrant is amending the Exhibit Index to include Exhibit 4.5, a copy of which is attached to this Pre-Effective Amendment No. 2.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on December 19, 2003.

MAKEMUSIC! INC

By	/s/ Philip Sean Lafleur

Philip Sean Lafleur, Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to the Registration Statement was signed by the following persons in the capacities and on the date stated.

Signature	Title

Philip Sean Lafleur*	Chairman of the Board and Chief
Executive Officer (principal executive officer)

William R. Wolff*	Chief Financial Officer (principal
financial and accounting officer)

Philippe Aubert*	Director

Timothy P. Bajarin*	Director

François Duliège*	Director

John W. Paulson*	Director

Martin Velasco*	Director

Benson K. Whitney*	Director

*	/s/ Philip Sean Lefleur

Philip Sean Lefleur, as Attorney-in-Fact pursuant to powers of attorney previously filed.

December 19, 2003

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBITS
to
Form S-3 Registration Statement

MakeMusic! Inc.

INDEX

Exhibit

5.1	Opinion and Consent of Fredrikson & Byron, P.A. (1)

4.1	Form of Bridge Loan and Investment Agreement dated September 30, 2003 between the Company and investors on attached schedule (including Form of 10% Subordinated Note, Form of Warrant and Form of Security Agreement). (1)

4.2	Form of Warrant issued to holders of 10% Subordinated Notes upon conversion thereof. (1)

4.3	Loan and Investment Agreement dated July 17, 2003 between the Company and Entrepreneurs Fund BV (including 20% Senior Secured Promissory Note dated September 11, 2003 issued in connection with Loan Investment Agreement,Warrant to Purchase Shares of Common Stock of MakeMusic! issued in connection with the Loan and Investment Agreement and Security Warrant to Purchase Shares of Common Stock of MakeMusic! issued in connection with the Loan and Investment Agreement). (1)

4.4	Form of Warrant issued to investors in private placement of securities on February 28, 2003. (1)

4.5	Form of Warrant issued to investors in private placement of securities on September 28, 2001.

23.1	Consent of Ernst & Young LLP. (1)

23.3	Consent of Fredrikson & Byron, P.A. (included in Section 5.1 above). (1)

24.1	Power of Attorney (included on signature page). (1)

(1)	Previously filed.